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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

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
                                        STATE OR OTHER JURISDICTION OF           NAMES UNDER WHICH
SUBSIDIARY                              INCORPORATION OR ORGANIZATION         SUBSIDIARY DOES BUSINESS
----------                              ------------------------------        ------------------------
Bingo Press & Specialty Limited                 Ontario, Canada                   Bazaar & Novelty

Video King Gaming Systems, Inc.                     Colorado                         Video King

Stuart Entertainment, G.A. de C.V.                   Mexico

Stuart Entertainment, Ltd.                             UK

S.E. International, Inc.                              Iowa
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